Exhibit 99.1

NeoPhotonics Reports Second Quarter 2022 Financial Results

•Revenue of $95.0 million represents 46% year-over-year growth over same quarter last year
•Second sequential quarter with 45+% year-over-year growth; first half revenue of $184 million up 46% from same period last year
•$61 million of revenue from products for 400G and above applications, contributing 64% of revenue and representing approximately 105% year-over-year growth.
•GAAP Operating Profit of $6.4 million, up from a loss of $16.3 million in the same period last year on the strength of the 400G product ramp

SAN JOSE, Calif. — July 25, 2022 - NeoPhotonics Corporation (NYSE: NPTN), a leading developer of silicon photonics and advanced hybrid photonic integrated circuit-based lasers, modules and subsystems for bandwidth-intensive, high-speed communications networks, today announced financial results for its second quarter of 2022.

“Our business remains on a strong growth path with revenue of $95 million, 46% above the same quarter last year and also up 46% year-to-date. This was despite ongoing supply chain limitations which had an adverse impact on revenue of approximately $10 million. Our 400G and above products grew approximately 105% year-over-year, and now comprise 64% of total revenue. Our revenue from 400ZR coherent DCO module products to datacenter customers is now in low millions per quarter,” said Tim Jenks, Chairman and CEO of NeoPhotonics. “In addition to 400ZR, we are ramping our 96 Gbaud components and sampling 130 Gbaud for even higher data rate applications. These new component products, together with our ramping 400ZR and CFP2 400G module products, give us confidence in continued growth for the quarters ahead, despite the expected challenges with IC chip supply shortages.”

Mr. Jenks continued, “I would like to thank NeoPhotonics employees for their continued commitment, which has built the Company’s strong technology leadership for high speed over distance applications and has resulted in the Company’s strong performance in the second quarter of 2022.”

Mr. Jenks concluded, “The Lumentum transaction, announced last November, remains on track having been approved by our shareholders and received antitrust clearance from US regulators. We look forward to securing regulatory approval in China and closing the transaction. Our strong quarter with more than 46% year over year revenue growth, GAAP operating profit and significant growth from western customers, reflects our success in pivoting our business following the loss of revenue in 2020 due to Department of Commerce restrictions on certain Chinese customers.”

Second Quarter 2022 Summary

•Revenue of $95.0 million was up 46% year-over-year on growth in 400G and above capable products and up 6% quarter-over-quarter. Supply chain shortages negatively impacted revenue by approximately $10 million in the second quarter. Demand remains strong and chip supply continues to constrain revenue.
•Three customers were greater than 10% of our revenue for the three months ended June 30, 2022 and our top five customers accounted for 83% of our revenue in the quarter versus 77% in the same quarter last year.

Exhibit 99.1
•Gross margin was 34.8%, up nearly 20 percentage points year-over-year on improved factory utilization and up 4.2 percentage points from the prior quarter on meaningful yield improvements.
•Non-GAAP gross margin was 35.2% up from 21.7% in the same quarter last year and 31.2% in the prior quarter.
•Operating expense was $26.7 million, down $3.4 million from Q1’22 on a gain on the sale of our Fremont wafer fab and lower costs related to the sale.
•Non-GAAP operating expense of $24.1 million, down $0.9 million from Q1’22 on lower R&D materials & operating costs of the Fremont site.
•Operating income was $6.4 million, compared to a loss of $2.8 million in Q1’22 and a loss of $16.3 million in Q2’21, driven by the significant improvement in revenue and gross margin.
•Non-GAAP operating income was $9.4 million, compared to a loss of $10.3 million in Q2’21 and a profit of $2.8 million in the prior quarter, a notable turnaround in results.
•Foreign Exchange was a gain of $6.0 million on the appreciation of the U.S. dollar. As a reminder, the foreign exchange impact is largely related to the revaluation of U.S. dollar assets on our overseas books which are stated in their local currency. Beginning this quarter, we will exclude unrealized foreign exchange from our Non-GAAP results, to better focus on our operational results.
•Net earnings per share was $0.17, compared to net loss of $0.34 a year ago and a loss of $0.06 per share in the prior quarter.
•Non-GAAP net income per share was $0.15, compared to a Non-GAAP loss per share of $0.22 a year ago and a Non-GAAP earnings per share of $0.04 in the prior quarter. Excluding the impact of unrealized foreign exchange in the prior quarters, earnings per share was a loss of $0.22 in Q2’21 and an income of $0.05 in Q1’22.
•Adjusted EBITDA was $13.2 million, up from $7.8 million in the prior quarter excluding the impact of unrealized foreign exchange.
•Net Inventory grew $5.8 million from Q1’22, to $66 million, as we increased 400ZR inventories to a total of $20 million to ensure ongoing module supply.
•As of June 30, 2022, cash and cash equivalents, short-term investments and restricted cash totaled $105 million, down approximately $2.0 million from Q1’22. Capital Expenditure was $3 million.

Non-GAAP results in the second quarter of 2022 exclude gains of $5.4 million for unrealized foreign exchange, $1.9 million on the sale of assets, expenses of $2.6 million for stock-based compensation, $2.0 million of merger retention and other acquisition related charges, income tax effect of $1.4 million for Non-GAAP items and $0.2 million of other charges. A reconciliation of the non-GAAP and Adjusted EBITDA financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release.

NeoPhotonics Product Milestone Achievements

•Products capable of use for 400G and above applications were 64% of revenue in Q2 2022.
•Continued to ramp production of our 400ZR small form factor coherent transceiver modules, reaching low single digit millions in revenue.
•Shipped first samples of 130 Gbaud Coherent Receivers and Modulators for next generation 800G and 1.6T links.
•Conducted webinar outlining the application of NeoPhotonics coherent products and technology to Lidar for Autonomous Vehicles and other remote sensing applications.

Supply Chain Impacts

Exhibit 99.1
Second quarter revenue was approximately $10 million lower than we project it would have been without supply chain constraints. Supply chain impacts in the quarter were primarily shortages of analog and power semiconductors. The Company expects such impacts to continue through 2022.

Non-GAAP and Adjusted EBITDA Measures vs. GAAP Financial Measures

The Company’s non-GAAP and Adjusted EBITDA measures exclude certain GAAP financial measures. A reconciliation of the non-GAAP and Adjusted EBITDA financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release. These non-GAAP financial measures differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. NeoPhotonics believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Conference Call
The Company will not host a conference call regarding the Q2 2022 results.

About NeoPhotonics

NeoPhotonics is a leading developer and manufacturer of lasers and optoelectronic solutions that transmit, receive and switch high-speed digital optical signals for Cloud and hyper-scale data center internet content provider and telecom networks. The Company’s products enable cost-effective, high-speed over distance data transmission and efficient allocation of bandwidth in optical networks. NeoPhotonics maintains headquarters in San Jose, California and ISO 9001:2015 certified engineering and manufacturing facilities in Silicon Valley (USA), Japan and China. For additional information visit www.neophotonics.com.

Notice Regarding Forward-Looking Statements
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events, including the timing of the proposed transaction, information related to the proposed transaction, and supply chain constraints. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern the proposed transaction and our expectations, strategy, plans or intentions regarding it. Forward-looking statements in this communication include, but are not limited to, (i) expectations regarding the timing, completion and expected benefits of the proposed transaction, (ii) expected continued supply chain impacts, plans, objectives and intentions with respect to future operations, customers and the market, and (iii) future growth and profitability. Expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the risk that the transaction may not be completed in a timely manner or at all; the ability to secure additional regulatory approvals on the terms expected in a timely manner or at all; the effect of the announcement or pendency of the transaction on our business relationships, results of operations and

Exhibit 99.1
business generally; ability to win customer awards; risks that the proposed transaction disrupts current plans and operations; the risk of litigation and/or regulatory actions related to the proposed transaction; disruptions and shortages in supply chains; impact of inflation on our business; potential impacts of the Covid-19 pandemic; changing supply and demand conditions in the industry; and general market, political, economic, and business conditions. The forward-looking statements contained in this communication are also subject to other risks and uncertainties, including those more fully described in filings with the Securities and Exchange Commission ("SEC"), including reports filed on Form 10-K, 10-Q and 8-K and in other filings made by NeoPhotonics with the SEC from time to time and available at www.sec.gov. These forward looking statements are based on current expectations, and are based on NeoPhotonics’ current expectations, which is subject to change.

The parties undertake no obligation to update the information contained in this communication or any other forward-looking statement.

©2022 NeoPhotonics Corporation. All rights reserved. NeoPhotonics and the red dot logo are trademarks of NeoPhotonics Corporation. All other marks are the property of their respective owners.

NeoPhotonics Corporation
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	As of
	Jun. 30, 2022	Dec. 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$77,079	$77,833
Short-term investments	27,720	27,675
Restricted cash	38	87
Accounts receivable, net	68,460	55,324
Inventories	65,510	52,896
Prepaid expenses and other current assets	18,927	16,246
Total current assets	257,734	230,061
Property, plant and equipment, net	49,191	54,190
Operating lease right-of-use assets	12,091	13,201
Purchased intangible assets, net	787	844
Goodwill	1,115	1,115
Other long-term assets	5,636	6,156
Total assets	$326,554	$305,567

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$69,685	$58,125
Short-term borrowing, net	—	14,914
Current portion of long-term debt	2,449	2,928
Accrued and other current liabilities	29,327	30,008
Total current liabilities	101,461	105,975
Long-term debt, net of current portion	23,945	25,753
Related party long-term debt	29,954	—
Operating lease liabilities, noncurrent	12,107	13,441
Other noncurrent liabilities	6,813	7,437
Total liabilities	174,280	152,606

Stockholders’ equity:
Common stock	134	133
Additional paid-in capital	614,553	610,085
Accumulated other comprehensive income (loss)	(8,782)	2,376
Accumulated deficit	(453,631)	(459,633)
Total stockholders’ equity	152,274	152,961
Total liabilities and stockholders’ equity	$326,554	$305,567

NeoPhotonics Corporation
Condensed Consolidated Statement of Operations (Unaudited)
(In thousands, except percentages and per share data)

	Three Months Ended			Six Months Ended
	Jun. 30, 2022	Mar. 31, 2022	Jun. 30, 2021	Jun. 30, 2022	Jun. 30, 2021
Revenue	$95,006	$89,268	$65,010	$184,274	$125,935
Cost of goods sold (1)	61,935	61,979	55,135	123,914	102,721
Gross profit	33,071	27,289	9,875	60,360	23,214
Gross margin	34.8%	30.6%	15.2%	32.8%	18.4%
Operating expenses:
Research and development (1)	14,736	15,098	15,410	29,834	28,508
Sales and marketing (1)	3,742	3,686	3,362	7,428	7,227
General and administrative (1) (2)	9,228	9,794	7,398	19,022	14,692
Acquisition and asset sale related costs (recoveries)	638	905	(36)	1,543	127
Restructuring charges	—	—	22	—	22
Asset impairment charges	30	413	—	443	—
Facility shutdown related costs	209	300	—	509	—
Litigation Settlement	(12)	49	—	37	—
Gain on asset sale	(1,866)	(114)	—	(1,980)	—
Total operating expenses	26,705	30,131	26,156	56,836	50,576
Income (loss) from operations	6,366	(2,842)	(16,281)	3,524	(27,362)
Interest income	147	71	140	218	245
Interest expense	(510)	(355)	(220)	(865)	(447)
Other income (expense), net	5,823	395	(880)	6,218	263
Total interest and other income (expense), net	5,460	111	(960)	5,571	61
Income (loss) before income taxes	11,826	(2,731)	(17,241)	9,095	(27,301)
Income tax provision	(2,521)	(572)	(191)	(3,093)	(823)
Net income (loss)	$9,305	$(3,303)	$(17,432)	$6,002	$(28,124)
Basic net income (loss) per share	$0.17	$(0.06)	$(0.34)	$0.11	$(0.55)
Diluted net income (loss) per share	$0.17	$(0.06)	$(0.34)	$0.11	$(0.55)
Weighted average shares used to compute basic net income (loss) per share	53,488	53,146	51,634	53,318	51,178
Weighted average shares used to compute diluted net income (loss) per share	56,095	53,146	51,634	55,999	51,178

(1) Includes stock-based compensation expense as follows for the periods presented:
Cost of goods sold	$404	$525	$572	$929	$1,120
Research and development	794	774	744	1,568	1,606
Sales and marketing	400	385	261	785	815
General and administrative	1,011	931	763	1,942	2,076
Total stock-based compensation expense	$2,609	$2,615	$2,340	$5,224	$5,617

(2) Includes $1,359 and $2,810 of retention costs related to the acquisition for the three and six months ended June 30, 2022, respectively.

NeoPhotonics Corporation
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)
(In thousands, except percentages and per share data)

	Three Months Ended			Six Months Ended
	Jun. 30, 2022	Mar. 31, 2022	Jun. 30, 2021	Jun. 30, 2022	Jun. 30, 2021
NON-GAAP GROSS PROFIT:
GAAP gross profit	$33,071	$27,289	$9,875	$60,360	$23,214
Stock-based compensation expense	404	525	572	929	1,120
Amortization of purchased intangible assets	7	8	153	15	338
Depreciation of acquisition-related fixed asset step-up	3	3	3	6	(3)
End-of-life related inventory write-down	—	—	3,257	—	2,680
Accelerated depreciation	—	—	157	—	331
Restructuring charges (recoveries)	—	(18)	113	(18)	113
Non-GAAP gross profit	$33,485	$27,807	$14,130	$61,292	$27,793
Non-GAAP gross margin as a % of revenue	35.2%	31.2%	21.7%	33.3%	22.1%

NON-GAAP TOTAL OPERATING EXPENSES:
GAAP total operating expenses	$26,705	$30,131	$26,156	$56,836	$50,576
Stock-based compensation expense	(2,205)	(2,090)	(1,768)	(4,295)	(4,497)
Depreciation of acquisition-related fixed asset step-up	(12)	(14)	(21)	(26)	(46)
Acquisition and asset sale related costs	(638)	(905)	36	(1,543)	(127)
Retention costs related to acquisition	(1,359)	(1,451)	—	(2,810)	—
Restructuring charges	—	—	(22)	—	(22)
Asset impairment charges	(30)	(413)	—	(443)	—
Facility shutdown related costs	(209)	(300)	—	(509)	—
Litigation settlement	12	(49)	—	(37)	—
Gain on asset sale	1,866	114	—	1,980	—
Non-GAAP total operating expenses	$24,130	$25,023	$24,381	$49,153	$45,884
Non-GAAP total operating expenses as a % of revenue	25.4%	28.0%	37.5%	26.7%	36.4%

NON-GAAP OPERATING INCOME (LOSS):
GAAP income (loss) from operations	$6,366	$(2,842)	$(16,281)	$3,524	$(27,362)
Stock-based compensation expense	2,609	2,615	2,340	5,224	5,617
Amortization of purchased intangible assets	7	8	153	15	338
Depreciation of acquisition-related fixed asset step-up	15	17	24	32	43
Acquisition and asset sale related costs (recoveries)	638	905	(36)	1,543	127
Retention costs related to acquisition	1,359	1,451	—	2,810	—
End-of-life related inventory write-down	—	—	3,257	—	2,680
Accelerated depreciation	—	—	157	—	331
Restructuring charges (recoveries)	—	(18)	135	(18)	135
Asset impairment charges	30	413	—	443	—
Facility shutdown related costs	209	300	—	509	—
Litigation settlement	(12)	49	—	37	—
Gain on asset sale	(1,866)	(114)	—	(1,980)	—
Non-GAAP income (loss) from operations	$9,355	$2,784	$(10,251)	$12,139	$(18,091)
Non-GAAP operating margin as a % of revenue	9.8%	3.1%	(15.8)%	6.6%	(14.4)%

NeoPhotonics Corporation
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited) (Continued)
(In thousands, except percentages and per share data)

	Three Months Ended			Six Months Ended
	Jun. 30, 2022	Mar. 31, 2022	Jun. 30, 2021	Jun. 30, 2022	Jun. 30, 2021
NON-GAAP NET INCOME (LOSS):
GAAP net income (loss)	$9,305	$(3,303)	$(17,433)	$6,002	$(28,124)
Stock-based compensation expense	2,609	2,615	2,340	5,224	5,617
Amortization of purchased intangible assets	7	8	153	15	338
Depreciation of acquisition-related fixed asset step-up	15	17	24	32	43
Acquisition and asset sale related costs (recoveries)	638	905	(36)	1,543	127
Retention costs related to acquisition	1,359	1,451	—	2,810	—
End-of-life related inventory write-down	—	—	3,257	—	2,680
Accelerated depreciation	—	—	157	—	331
Restructuring charges (recoveries)	—	(18)	135	(18)	135
Asset impairment charges	30	413	—	443	—
Facility shutdown related costs	209	300	—	509	—
Litigation settlement	(12)	49	—	37	—
Gain on asset sale	(1,866)	(114)	—	(1,980)	—
Unrealized foreign exchange (gain) loss, net (3)	(5,386)	555	(153)	(4,831)	(3,672)
Income tax effect of Non-GAAP adjustments	1,439	(83)	22	1,356	976
Non-GAAP net income (loss)	$8,347	$2,795	$(11,534)	$11,142	$(21,549)
Non-GAAP net income (loss) as a % of revenue	8.8%	3.1%	(17.7)%	6.0%	(17.1)%

ADJUSTED EBITDA:
GAAP net income (loss)	$9,305	$(3,303)	$(17,433)	$6,002	$(28,124)
Stock-based compensation expense	2,609	2,615	2,340	5,224	5,617
Amortization of purchased intangible assets	7	8	153	15	338
Depreciation of acquisition-related fixed asset step-up	15	17	24	32	43
Acquisition and asset sale related costs (recoveries)	638	905	(36)	1,543	127
Retention costs related to acquisition	1,359	1,451	—	2,810	—
End-of-life related inventory write-down	—	—	3,257	—	2,680
Accelerated depreciation	—	—	157	—	331
Restructuring charges (recoveries)	—	(18)	135	(18)	135
Asset impairment charges	30	413	—	443	—
Facility shutdown related costs	209	300	—	509	—
Litigation settlement	(12)	49	—	37	—
Gain on asset sale	(1,866)	(114)	—	(1,980)	—
Unrealized foreign exchange (gain) loss, net (3)	(5,386)	555	(153)	(4,831)	(3,672)
Interest expense, net	363	284	80	647	202
Income tax provision	2,521	572	191	3,093	823
Depreciation expense	3,438	4,035	5,771	7,473	11,774
Adjusted EBITDA	$13,230	$7,769	$(5,514)	$20,999	$(9,726)
Adjusted EBITDA as a % of revenue	13.9%	8.7%	(8.5)%	11.4%	(7.7)%

NeoPhotonics Corporation
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited) (Continued)
(In thousands, except percentages and per share data)

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE:
GAAP basic net income (loss) per share	$0.17	$(0.06)	$(0.34)	$0.11	$(0.55)
GAAP diluted net income (loss) per share	$0.17	$(0.06)	$(0.34)	$0.11	$(0.55)
Non-GAAP basic net income (loss) per share	$0.16	$0.05	$(0.22)	$0.21	$(0.42)
Non-GAAP diluted net income (loss) per share	$0.15	$0.05	$(0.22)	$0.19	$(0.42)

SHARES USED TO COMPUTE GAAP AND NON-GAAP BASIC NET INCOME (LOSS) PER SHARE	53,488	53,146	51,634	53,518	51,178
SHARES USED TO COMPUTE GAAP DILUTED NET INCOME (LOSS) PER SHARE	56,095	53,146	51,634	55,999	51,178
SHARES USED TO COMPUTE NON-GAAP DILUTED NET INCOME (LOSS) PER SHARE	57,307	57,344	51,634	57,327	51,178
(3) The non-GAAP financial measures for the three and six months ended June 30, 2021, and the three months ended March 31, 2022, have been adjusted to conform to the current period presentation by removing unrealized foreign exchange (gain) loss, net.

Contacts

NeoPhotonics Corporation
Beth Eby, Chief Financial Officer
+1-408-895-6086
ir@neophotonics.com

Sapphire Investor Relations, LLC
Erica Mannion, Investor Relations
+1-617-542-6180
ir@neophotonics.com